EXHIBIT 3.2

BYLAWS

OF

HEAT BIOLOGICS, INC.,

A DELAWARE CORPORATION

June 10, 2008

BYLAWS

OF

HEAT BIOLOGICS, INC.

ARTICLE I

OFFICES

Section 1.1.

Principal Office.  The principal office of Heat Biologics, Inc. (the “Company”) shall be located in such place as is designated by the Board.

Section 1.2.

Registered Office.  The registered office of the Company required by law to be maintained in the State of Delaware may be, but need not be, identical with the principal office.

Section 1.3.

Other Offices.  The Company may have offices at such other places, either within or without the State of Delaware, as the Board may from time to time determine or as the affairs of the Company may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1.

Place of Meetings.  All meetings of stockholders shall be held at the principal office of the Company or at such other place, either within or without the State of Delaware, as shall determined by the Board (the “Board”). The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).

Section 2.2.

Annual Meeting.  An annual meeting of stockholders shall be held for the election of Directors at such date and time as may be designated by resolution of the Board from time to time. Any other proper business may be transacted at the annual meeting. The Company shall not be required to hold an annual meeting of stockholders, provided that (i) the stockholders are permitted to act by written consent under the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and these Bylaws, (ii) the stockholders take action by written consent to elect Directors and (iii) the stockholders unanimously consent to such action or, if such consent is less than unanimous, all of the directorships to which Directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

Section 2.3.

Special Meetings.  A special meeting of the stockholders may be called at any time by the Board, the Chairperson of the Board, the Chief Executive Officer or the President (in the absence of a Chief Executive Officer). If any person(s) other than the Board calls a special meeting, the request shall: (i) be in writing; (ii) specify the time of such meeting and the general nature of the business proposed to be transacted; and (iii) be delivered personally or sent by registered mail or by facsimile transmission to the Chairperson  of the Board, the Chief Executive Officer, the President (in the absence of a Chief Executive Officer) or the Secretary of the Company. The officer(s) receiving the request shall cause notice to be promptly given to the stockholders entitled to vote at such meeting, in accordance with the provisions of Section 2.4 of these Bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in the paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

Section 2.4.

Notice of Stockholders’ Meetings.  All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 8.5 of these Bylaws not less than 10 or more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Section 2.5.

Manner of Giving Notice; Affidavit of Notice.  Notice of any meeting of stockholders shall be given:

(a)

if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Company’s records; or

(b)

if electronically transmitted as provided in Section 8.5 of these Bylaws.

An affidavit of the Secretary or an Assistant Secretary of the company or of the transfer agent or any other agent of the Company that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.6.

Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. If, however, such quorum is not present or represented at any meeting of the stockholders, then either: (i) the chairperson of the meeting; or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, in the manner provided in Section 2.7 of these Bylaws, until a quorum is present or represented. The stockholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of sufficient stockholders to leave3 less than a quorum.

Section 2.7.

Adjourned Meeting; Notice.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.8.

Conduct of Meetings.

(a)

Chairperson of the Meeting.  Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in the Chairperson’s absence by the Vice Chairperson of the Board, if any, or in the Vice Chairperson’s absence by the Chief Executive Officer (if one has been duly elected), or in the Chief Executive Officer’s absence by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

(b)

Rules and Procedures.  The board may adopt by resolution such rule, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulation and procedures as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined: (iv) restriction on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.9.

List of Stockholders Entitled to Vote.  The officer of the Company who has charge of the stock ledger of the Company shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include the electronic mail address or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting; (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the Company’s principal executive office. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are stockholders entitled to examine the list of stockholders or the books of the Company, or to vote in person or by proxy at any meeting of stockholders and of the number of shares held by each such stockholder.

Section 2.10.

Voting.

(a)

Except as may be otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by such stockholder which has voting power upon the matter in question.

(b)

At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

(c)

Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. If authorized by the Board, the requirement of a written ballot for the election of Directors shall be satisfied by a ballot submitted by electronic transmission (as defined in Section 8.5 of these Bylaws), provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

(d)

Shares of its own stock owned by the Company, directly or indirectly, through a subsidiary or otherwise, shall not be voted and shall not be counted in determining the total number of shares entitled to vote; provided, however, that shares held in a fiduciary capacity may be voted and shall be counted to the extent provided by law.

Section.2.11.

Record Date for Stockholder Notice; Voting; Giving Consents.  In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date:

(i)

in the case of determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting;

(ii)

in the case of determination of stockholders entitled to express consent to corporate acting in writing without a meeting, shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board; and

(iii)

in the case of determination of stockholders for any other action, shall not be more then 60 days prior to such other action.

If no record date is fixed by the Board:

(i)

the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii)

the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and

(iii)

the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 2.12.

Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

Section 2.13.

Stockholder Action by Written Consent Without a Meeting.  Unless otherwise provided in the Certificate of Incorporation, any action required or permitted by the DGCL to be taken at any annual or special meeting of the stockholders of a corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such signed and dated consent much be delivered to the Company, whether done before or after the action so taken, but in no event later than 60 days after the earliest dated consent delivered in accordance with Section 228 of the DGCL. When corporate action is taken without a meeting by less than unanimous written consent, prompt notice shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting, if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company as provided in Section 228 of the DGCL. In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the DGCL, if such action had been voted on by stockholders at a meeting thereof, the certificated filed under such provision shall state, in lieu of any statement required by such provision concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

ARTICLE III

DIRECTORS

Section 3.1.

General Powers.  Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws related to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Company shall be managed by or under the direction of the Board.

Section 3.2.

Number, Term and Qualification.

(a)

Number of Directors.  Except as otherwise provided in the Certificate of Incorporation, the number of Directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the Board, provided, that the Board shall consist of at least one member. No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office otherwise expires.

(b)

Term of Office.  Each Director shall hold office until such Director’s death, resignation, retirement, removal, disqualification, or such Director’s successor is elected and qualifies.

(c)

Qualification.  Directors need not be residents of the State of Delaware or stockholders of the Company.

Section 3.3.

Election of Directors.  Except as provided in the Certificate of Incorporation or in Section 3.5 of these Bylaws and unless Directors are elected by written consent in lieu of an annual meeting, the Directors shall be elected at each annual meeting of stockholders. Those persons who receive the highest number of votes shall be deemed to have been elected. Unless otherwise provided in the Certificate of Incorporation, election of Directors shall be by written ballot, voice vote or such other means as permitted by law.

Section 3.4.

Removal; Resignation.

(a)

Removal.  Unless otherwise restricted by statute, the Certificate of Incorporation or these Bylaws, any Director or the entire Board may be removed from office, with or without cause, by a vote of stockholders holding a majority of the outstanding shares entitled to vote an election of Directors. If a Director is elected by the holders of any class or classes of stock or series thereof, only such stockholders may participate in the vote to remove that Director. If any Directors are so removed, new Directors may be elected at the same meeting.

(b)

Resignation.  Any Director may resign by delivering a resignation in writing or by electronic transmission to the Company. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later time or upon the happening of some later event.

Section 3.5.

Vacancies.  Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(i)

Vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

(ii)

Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by the sole remaining Director so elected.

A Director elected to fill a vacancy shall be elected for the unexpired term of such Director’s predecessor in office.

If at any time, by reason of death or resignation or other cause, the company should have no Directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the Directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

Section 3.6.

Compensation.  The Board may provide for the compensation of Directors for their services as such and may provide for the payment of any and all expenses incurred by the Directors in connection with such services.

Section 3.7.

Committees.

(a)

Establishment; Composition of Committees.  The Board, by resolution adopted by a majority of the Directors then in office, may designate one or more committees, each committee to consist of one or more of the Directors of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any member or any such committee may be removed at any time with or without cause by resolution adopted by a majority of the Board.

(b)

Powers of Committees.  Any such committee, to the extend provided in the resolution of the Board or these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority to: (i) adopt, amend or repeal any bylaw of the Company; or (ii) approve or adopt, or recommend to the stockholders any action or matter expressly required by the DGCL to be submitted to stockholders for approval.

(c)

Meetings and Action of Committees.  Meeting and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)

Section 4.1 (Place of Meetings; Meetings by Telephone);

(ii)

Section 4.2 (Regular Meetings);

(iii)

Section 4.4 (Special Meetings);

(iv)

Section 4.5 (Notice of Meetings);

(v)

Section 4.6 (Quorum)

(v)

Section 4.8 (Board Action by Written Consent Without a Meeting); and

(vi)

Section 9.3 (Waiver of Notice)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however:

(i)

the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii)

special meetings of committees may also be called by resolution of the Board or by resolution of the committee; and

(iii)

notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE IV

MEETINGS OF DIRECTORS

Section 4.1.

Place of Meetings; Meetings by Telephone.  The Board may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee,. By means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence at the meeting.

Section 4.2.

Conduct of Business.  Meetings of the Board shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 4.3.

Regular Meetings.  Regular meetings of the Board may be held at such time and place as shall be determined from time to time by the Board.

Section 4.4.

Special Meetings.  Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary or any two Directors.

Section 4.5.

Notice of Meetings.

(a)

Regular Meetings.  Regular meetings of the Board may be held without notice.

(b)

Special Meetings.  Notice of the time and place of special meetings shall be:

(1)

delivered personally by hand, by courier or by telephone;

(ii)

sent by United States first-class mail, postage prepaid;

(iii)

sent by facsimile; or

(iv)

sent by electronic mail,

directed to each Director at that Director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Company’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the Director. The notice need not specify the place of the meeting (if the meeting is to be held at the Company’s principal executive office) nor the purpose of the meeting.

Section 4.6.

Quorum.  A majority of the Directors in office immediately before the meeting shall constitute a quorum for the transaction of business at any meeting of the Board. If a quorum is not present at any meeting of the Board, then the Directors present thereat my adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.7.

Manner of Acting.

(a)

The act of a majority of the Directors then in office shall be the act of the Board, unless a greater number is required by law. The Certificate of Incorporation, or a bylaw adopted by the stockholders.

(b)

A Director of the Company. Who is present at a meeting of the Board at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless such Director’s contrary vote is recorded or such Director’s dissent is otherwise entered in the minutes of the meeting or unless he or she shall file such Director’s written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted in favor of such action.

Section 4.8.

Board Action By Consent Without a Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws. Any action required or permitted to be taken at any meeting of the Board. Or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. And the writing or writings or electronic transmission of transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE V

OFFICERS

Section 5.1.

Officers.  The officers of the Company shall be a President and a Secretary. The company may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Executive Officer, one or more Vice Presidents, a Chief Financial Officer, a Treasurer. One or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person.

Section 5.2.

Appointment; Term.  The Board shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.2 of these Bylaws, subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until such officer’s death, resignation, retirement, removal, disqualification, or until such officer’s successor is elected and qualifies,. Unless a different term is specified in the resolution of the Board appointing such officer.

Section 5.3.

Subordinate Officers.  The Board may appoint, or empower the chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Company may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

Section 5.4.

Removal and Resignation of Officers.

(a)

Removal.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

(b)

Resignation.  Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

Section 5.5.

Vacancies in Office.  Any vacancy occurring in any office of the Company shall be filled by the Board or as provided in Section 5.2 of these Bylaws.

Section 5.6.

Representation of Shares of Other Corporations.  Unless otherwise directed by the Board, the President or any other person authorized by the board or the President is authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all shares of any other corporation or corporations standing in the name of the Company. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Section 5.7.

Authority and Duties of Officers.  Except as otherwise provided in these Bylaws, the officers of the company shall have such powers and duties in the management of the Company as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE VI

CERTIFICATES FOR SHARES AND OTHER TRANSFERS

Section 6.1.

Stock Certificates; Partly Paid Shares.  The shares of the company shall be represented by certificates, provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board, every holder stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the company by the Chairperson of the Board or Vice-Chairperson of the Board, or the President or any Vice President of the Company, and by the Secretary, Assistant Secretary, Treasurer or assistant Treasurer of the Company representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile or may be engraved or printed or omitted if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Company itself or an employee of the Company. In case any officer, transfer agent or registrar who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. The certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Company.

The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Company in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the company shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

Section 6.2.

Transfer of Shares.  Transfer of shares shall be made on the stock transfer books of the Company only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by such holder’s duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

Section 6.3.

Restrictions on Transfer.

(a)

S-Corp Preservation.  If the Company has elected Subchapter S status under Section 1362 of the Internal Revenue code of 1986, as amended, no stockholder or involuntary transferee shall dispose of or transfer any shares of the Company which such stockholder now owns or may hereafter acquire if such disposition or transfer would result in the termination of such Subchapter S status. Unless such disposition or transfer is consented to by all stockholders of the Company. Any such disposition or transfer that does not comply with the terms of this Section 6.3(a) shall be void and have no legal force or effect and shall not be recognized on the share transfer books of the Company as effective.

(b)

Right of First Refusal.  No stockholder or involuntary transferee shall dispose of or transfer any shares of the Company which such stockholder now owns or may hereafter acquire except as set forth in this Section 6.3(b). Any purported transfer or disposition of shares in violation of the terms of this Section 6.3(b) shall be void and the Company shall not recognize or give any effect to such transaction.

i.

An individual stockholder shall be free to transfer, during such stockholder’s life time or by testamentary transfer, any or all of such stockholder’s shares of the Company to such stockholder’s spouse, any of such stockholder’s children, grandchildren or direct lineal descendants, whether by blood or by adoption, spouses of such issue, parents, siblings, or direct lineal descendents, whether by blood or by adoption, of such siblings, domestic partner sharing the same household, university or charitable organization or a trust or family limited partnership for the sole benefit of those person or any of them, a Section 501(c)(3) organization or a non-profit foundation or other non-profit organization/ and a stockholder which is a partnership, corporation or limited liability company shall be free to transfer any or all of its shares of the Company to its partners, stockholders or members, respectively, if there is no consideration for such transfer/ but, in case of any such transfer, the transferee shall be bound by all the terms of this provision and no further transfer of such shares shall be made by such transferee except back to the stockholder who originally owned them or except in accordance with the provisions of this Section 6.3(b).

ii.

Any stockholder or transferee who wishes to transfer all or any part of such stockholder’s shares of the Company (hereinafter “Offeror”), other than as permitted in Section 6.3(b)(i) above, first shall submit a writer offer to sell such shares to the Company at the same price per share and upon the same terms and conditions offered by a bona fide prospective purchaser of such shares. Such written offer to the Company shall continue to be a binding offer to sell until: (1) rejected by the Company; or (2) the expiration of a period of 30 days after delivery of such written offer to the Company, whichever shall first occurs.

iii.

Every written offer submitted in accordance with the provisions of this Section 6.3(b) shall specifically name the person to whom the Offeror intends to transfer the shares, the number of shares which such Offeror intends so to transfer to each person and the price per share and other terms upon which each intended transfer is to be made. Upon the termination of all such written offers, the Offeror shall be free to transfer, for a period of 3 months thereafter, any unpurchased shares to the persons so named at the price per share and upon the other terms and conditions so named, provided that any such transferee of those shares shall thereafter be bound by all the provisions of these Bylaws.

iv.

Every written offer submitted to the Company shall be deemed to have been delivered when delivered to the principal office of the Company or if and when sent by prepaid certified mail, or delivered by hand to the President of the Company at the principal office of the Company.

v.

If any consideration to be received by the Offeror for the shares offered is property other than cash, then the price per share shall be measured to the extent of the fair market value of such noncash consideration.

vi.

The provisions contained herein shall not apply to the pledge of any shares of the Company as collateral for a loan but shall apply to the sale or other disposition of shares under any such pledge.

vii.

The provision of this Section 6.3(b) may be waived with respect to any transfer either by the Company, upon duly authorized action by the Board, or by the stockholders, upon the written consent of the holders of at least a majority of the voting power of the Company (excluding the votes represented by those share to be transferred by the Offeror).

viii.

In the event of any conflict between the terms of this Section 6.3(b) and any written agreement between the Company and any stockholder of the Company, the terms of such written agreement shall control, and the provisions of this Section shall not be applicable.

ix.

The restrictions set forth in this Section 6.3(b) shall terminate upon the closing of a public offering of securities of the Company registered under the Securities Act of 1933, as amended.

x.

Every certificate representing shares of the company shall bear the following legend in substantially the following form prominently displayed:

“THE SHARES REPRESENTED BY THIS CERTIFICATE, AND THE TRANSFER THEREOF, ARE SUBJECT TO THE RESTRICTION ON TRANSFER PROVISIONS FO THE BYLAWS OF THE COMPANY, A COPY OF WHICH IS ON FILE IN, AND MAY BE EXAMINED AT, THE PRINCIPAL OFFICE OF THE COMPANY.”

Section 6.4.

Lost Certificates.  The officers of the Company may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the officers of the Company may require the claimant to give the Company a bond in such sum as it may direct to indemnify the company against loss from any claim with respect to the certificated claimed to have been lost or destroyed, or otherwise to indemnify the Company against such loss.

Section 6.5.

Holder of Record.  The Company may treat as absolute owner of the shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity, and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate; except that any person furnishing to the Company proof of his/her appointment as a fiduciary shall be treated as if he or she were the holder of record of the Company’s shares.

Section 6.6.

Treasury Shares.  Treasury shares of the Company shall consist of such shares as have been issued and thereafter acquired but not canceled by the Company. Treasury shares shall not carry voting or dividend rights, except rights in share dividends.

ARTICLE VII

INDEMNIFICATION AND REIMBURSEMENT

OF DIRECTORS AND OFFICERS

Section 7.1.

Indemnification for Expenses and Liabilities.  Any person who at any time serves or has served: (i) as a Director, officer, employee or agent of the Company; (ii) at the request of the Company as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise; or (iii) at the request of the Company as a trustee or administrator under an employee benefit plan, or is called as a witness at a time when he or she has not been made a named defendant or respondent to any Proceeding, shall have a right to be indemnified by the Company to the fullest extent permitted by the DGCL against all Liability (as defined) and Expenses (as defined) in any Proceeding (as defined) (including without limitation a Proceeding brought by or on behalf of the Company itself) arising out of his or her status as such or activities in any of the foregoing capacities.

The Board shall take all such action as may be necessary and appropriate to authorize the Company to pay the indemnification required by the Article VII, including, without limitation, to the extent required, making good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her.

Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Company shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights provided for herein. Any repeal or modification of the indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from this provision.

The rights granted herein shall not be limited by the provisions contained in Section 145 of the DGCL or any successor to such statute.

Section 7.2.

Advance Payment of Expenses.  The Company shall (upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent involved to repay the Expenses described herein unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company against such Expenses) pay Expenses incurred by such Director, officer, employee or agent in defending a Proceeding or appearing as a witness at a time when he or she has not been named as a defendant or a respondent with respect thereto in advance of the final disposition of such Proceeding.

Section 7.3.

Insurance.  The Company shall have the power to purchase and maintain insurance (on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the company as a Director, officer, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan) against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the company would have the power to indemnify him or her against such liability.

Section 7.4.

Definitions.  The following terms as used in this Article shall have the following meanings, “Proceeding” means any threatened, pending or completed action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether civil, criminal, administrative, investigative or arbitrative and whether formal or informal. “Expenses” means expenses of every kind, including counsel fees. “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), reasonable expenses incurred with respect to a Proceeding, and all reasonable expenses incurred in enforcing the indemnification rights provided herein. “Director,” “officer,” “employee” and “agent” include the estate or personal representative of a Director, officer, employee or agent. “Company” shall include any domestic or foreign predecessor of this Company in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1.

Dividends.  The Board, subject to any restriction contained in either: (i) the DGCL; or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock.

The Board may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Company, and meeting contingencies.

Section 8.2.

Seal.  The corporate seal shall be in such form as may be approved from time to time by the Board. Such seal may be an impression or stamp and may be used by the officers of the Company by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced. In addition to any form of seal adopted by the Board, the officers of the Company may use as the corporate seal a seal in the form of a circle containing the name of the Company and the state of its incorporation (or an abbreviation thereof) on the circumference and the word “Seal” in the center.

Section 8.3.

Waiver of Notice.  Whenever notice is required to be given to any stockholder or Director under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except, when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Section 8.4.

Fiscal Year.  The fiscal year of the Company shall be determined by the Boards.

Section 8.5.

Notice by Electronic Transmission.  Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Company under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consent to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any such consent shall be deemed revoked if:

(i)

the company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent; and

(ii)

such inability becomes known to the Secretary or an Assistant Secretary of the Company or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)

if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)

if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)

if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)

if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Notwithstanding the foregoing, notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8.6.

Records and Reports.

(a)

Maintenance and Inspection of Records.  The company shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the Company at its registered office in Delaware or at its principal executive office.

(b)

Inspection by Directors.  Any Director shall have the right to examine the Company’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a Director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a Director is entitled to the inspection sought. The Court may summarily order the company to permit the Director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

Section 8.7.

Amendments.  Except as otherwise provided herein, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of the holders of a majority of the voting power of the Company, or, if the Certificate of Incorporation so permits, by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board or by unanimous written consent.

Section 8.8.

All terms used in these Bylaws shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

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THIS IS TO CERTIFY that the above Bylaws were duly adopted by the Board, effective as of the date first set forth above.

/s/ Jeffrey Wolf
Jeffrey Wolf Secretary

Heat Biologics, Inc.

Bylaws

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